Exhibit 3.35

CERTIFICATE OF INCORPORATION
OF
HCC FORTRON INC.

1.                                       The name of the corporation is HCC Fortron Inc.

2.                                       The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is one hundred (100); all of such shares shall be without par value.

5.                                       The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

David A. Jenkins	150 Beechwood Road Summit, New Jersey

Raymond W. Smedley	5 Jennifer Lane Warren, New Jersey

Donald G. Whitcomb	P. O. Box 308 Brookside, New Jersey

6.                                       The corporation is to have perpetual existence.

7.                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or appeal the bylaws of the corporation.

8.                                       Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

9.                                       Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.  The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

10.                 The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of November, 1991.

/s/ David A. Jenkins
David A. Jenkins

/s/ Raymond W. Smedley
Raymond W. Smedley

/s/ Donald G. Whitcomb
Donald G. Whitcomb

STATE OF NEW JERSEY	)
:
COUNTY OF SOMERSET	)

On this 7th day of November, 1991, before me came David A. Jenkins, Raymond W. Smedley and Donald G. Whitcomb, known to me to be the persons described in and who executed the foregoing certificate, and they severally duly acknowledge to me that they executed the same.

/s/ Frances M. Carney
Frances M. Carney

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
HCC FORTRON INC.

HCC Fortron Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY

1.               That the Board of Directors of this Corporation, by unanimous written consent, adopted a resolution, proposing and declaring advisable, the following amendment to the Certificate of Incorporation of this Corporation:

RESOLVED, that, effective as of March 20, 1998, Article 1 of the Certificate of Incorporation of HCC Fortron Inc. dated November 18, 1991 be amended to read as follows:

“The name of the corporation is Ticona Fortron Inc.”

2.               That pursuant to unanimous written consent, the holder of all of the outstanding shares entitled to vote thereon voted in favor of said amendment.

3.               That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4.               That the capital of said Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said HCC Fortron Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Benjamin S. Catanzaro, its President, and attested by Paul S. Holdorf, its Secretary, this 20th day of March, 1998.

HCC FORTRON, INC.

/s/ Benjamin S. Cantanzaro
Benjamin S. Catanzaro President

[SEAL]

ATTEST:

/s/ Paul S. Holdorf
Paul S. Holdorf Secretary